Exhibit 11.1

                WALDEN RESIDENTIAL PROPERTIES, INC.
        COMPUTATION OF NET INCOME PER SHARE (1) (As Restated)
             (In thousands, except per share amounts)
                            (Unaudited)

                                       Year Ended December 31,
                                       -----------------------       February 9 through
                                         1996           1995         December 31, 1994
                                         ----           ----         ------------------
Income before extraordinary item
  and minority interests. . . .  . .   $19,122        $10,685           $ 5,356
Extraordinary loss on debt
  extinguishment . . . . . . . . . .    (1,848)        (1,352)              --
                                       -------        -------           -------
Income before minority interests . .    17,274          9,333             5,356
Income allocated to minority
  interests. . . . . . . . . . . . .    (1,705)          (922)              --
                                       -------        -------           -------
Net income . . . . . . . . . . . . .    15,569          8,411             5,356
Preferred distributions. . . . . . .    (2,387)           --                --
                                       -------        -------           -------
Net income available to common
  stockholders . . . . . . . . . . .   $13,182        $ 8,411           $ 5,356
                                       =======        =======           =======
Income per share - Primary:
   Before extraordinary item, less
     preferred distributions and
     minority interests. . . . . . .   $  1.02        $   .80           $   .62
   Extraordinary loss on debt
     extinguishment. . . . . . . . .      (.12)          (.11)              --
                                       -------        -------           -------
   Net income available to common
     stockholders. . . . . . . . . .   $   .90        $   .69           $   .62
                                       =======        =======           =======

Income per share - Additional Primary (2):
   Before extraordinary item, less
     preferred distributions and
     minority interests. . . . . . .   $  1.02        $   .80           $   .62
   Extraordinary loss on debt
     extinguishment. . . . . . . . .      (.13)          (.11)              --
                                       -------        -------           -------
   Net income available to common
     stockholders. . . . . . . . . .   $   .89        $   .69           $   .62
                                       =======        =======           =======
Income per share - Fully diluted (2):
   Before extraordinary item, less
     preferred distributions and
     minority interests. . . . . . .   $  1.00        $   .80           $   .62
   Extraordinary loss on debt
     extinguishment. . . . . . . . .      (.12)          (.11)              --
                                       -------        -------           -------
   Net income available to common
     stockholders. . . . . . . . . .   $   .88        $   .69           $   .62
                                       =======        =======           =======

Weighted average number of shares
  outstanding:
   Primary . . . . . . . . . . . . .    14,720         12,155             8,689
   Dilutive effect of outstanding
     options . . . . . . . . . . . .        83            --                --
                                       -------        -------           -------
   Additional Primary (2). . . . . .    14,803         12,155             8,689
   Fully dilutive effect of
     outstanding options . . . . . .       166             62               --
                                       -------        -------           -------
   Fully diluted (2) . . . . . . . .    14,969         12,217             8,689
                                       =======        =======           =======

(1) Fully diluted net income per share does not include the minority interest securities and preferred stock since they are anti-dilutive.

(2)   This calculation is submitted in accordance with Securities
      Exchange Act of 1934 Release No. 9083, although not required by APB Opinion No. 15, because it results in dilution of less than three percent.